UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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UNICO AMERICAN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNICO AMERICAN CORPORATION
26050 Mureau Road
Calabasas, CA 91302

_____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Thursday, May 27, 2021

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Unico American Corporation (the “Company”) to be held virtually via a live webcast on Thursday, May 27, 2021, at 2:00 p.m. Pacific Time. The stockholders will be able to participate in the Annual Meeting, and vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/UNAM2021. Participants must register for the meeting by providing their name and email address, though advance registration is not required. There will be no physical location for shareholders to attend.

The Annual Meeting will be held to consider and act upon the following matters:

1.
The election of six (6) directors to hold office until the next annual meeting of stockholders or until their successors are elected and qualified;
2.
To consider and approve the adoption of the Company’s 2021 Equity Incentive Plan; and
3.
The transaction of such other business as may properly be brought before the meeting.

The Board of Directors has fixed the close of business on April 13, 2021, as the record date for the determination of stockholders who will be entitled to notice of and to vote at the meeting. The voting rights of the stockholders are described in the Proxy Statement.

IT IS IMPORTANT THAT ALL STOCKHOLDERS BE REPRESENTED AT THE ANNUAL MEETING. STOCKHOLDERS WHO DO NOT PLAN TO ATTEND THE MEETING VIRTUALLY ARE REQUESTED TO VOTE, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID AND ADDRESSED RETURN ENVELOPE. PROXIES ARE REVOCABLE AT ANY TIME, AND STOCKHOLDERS WHO ARE PRESENT AT THE VIRTUAL MEETING MAY WITHDRAW THEIR PROXIES AND VOTE AT THE VIRTUAL MEETING IF THEY SO DESIRE.

By Order of the Board of Directors,

Michael Budnitsky
President and Chief Executive Officer

Calabasas, California
April 27, 2021

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UNICO AMERICAN CORPORATION
26050 Mureau Road
Calabasas, CA 91302

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 27, 2021

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Unico American Corporation, a Nevada corporation (the “Company” or “Unico”), for use at the Annual Meeting of Stockholders of the Company to be held virtually via live webcast on Thursday, May 27, 2021, at 2:00 p.m. Pacific Time. The stockholders will be able to participate in the Annual Meeting, and vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/UNAM2021.  Participants must register for the meeting by providing their name and email address, though advance registration is not required. There will be no physical location for shareholders to attend Accompanying this Proxy Statement is a proxy card, which you may use to indicate your vote as to each of the proposals described in this Proxy Statement.

All shares represented by proxies that are properly completed, signed, and returned to the Company prior to the Annual Meeting and, which have not been revoked, will be voted in accordance with instructions contained in the proxies. At the Annual Meeting, the scheduled matters to be acted upon by the stockholders are:

(i) the election of six (6) directors to hold office until the next annual meeting of stockholders or until their successors are elected and qualified, and

(ii) the approval of the adoption of the Company’s 2021 Equity Incentive Plan.

The Board of Directors recommends a vote FOR the nominees for directors listed in the proxy and FOR the approval of the 2021 Equity Incentive Plan.

In the absence of voting instructions to the contrary, shares represented by properly executed proxies will be voted in accordance with the foregoing recommendations. The Company does not know of any other matter that will be presented for action at the Annual Meeting, but if any other matter is properly presented, the persons that are named in the accompanying proxy will vote thereon in accordance with their best judgment. A stockholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company at its principal executive offices a written notice of revocation or a duly executed proxy bearing a later date or by casting a vote online during the Annual Meeting at www.virtualshareholdermeeting.com/UNAM2021.

The close of business on April 13, 2021, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the record date, the Company had outstanding 5,304,885 shares of common stock, the only outstanding voting security of the Company. For each share held on the record date, a stockholder is entitled to one vote on all matters to be considered at the Annual Meeting.

For purposes of the Annual Meeting, the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereof, present in person or represented by proxy, constitute a quorum. Abstentions are included in the determination of shares present for quorum purposes. Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions. Brokers and other nominees may vote without instruction only on “routine” proposals. On “non-routine” proposals, nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.” So long as the broker has discretion to vote on at least one proposal, broker non-votes are counted in determining a quorum but are not counted for purposes of determining the number of shares present in person or represented by proxy on a voting matter.

As to Proposal 1, the vote for directors, the Company’s Articles of Incorporation do not provide for cumulative voting. Pursuant to the Company’s bylaws, directors are elected by a plurality of the voting power of the capital stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. As a result, the six (6) director nominees who receive the highest number of shares voted “for” their election are elected. For the election of directors, you may vote “for” or “withhold” authority to vote for each nominee. If you “withhold” authority to vote with respect to one or more director nominees, your vote will no effect on the election of such nominees. Proposal 1 is not considered a “routine” proposal, and accordingly, brokers and other nominees do not have discretion to vote without instructions from beneficial owners. Therefore, no vote will be cast on this Proposal by those shares of our common stock and such broker non-votes will have no effect on the outcome of Proposal 1.

As to Proposal 2, the affirmative vote of a majority of the voting power of the capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve the adoption of the Company’s 2021 Equity Incentive Plan. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against Proposal 2. Proposal 2 is not considered a “routine” proposal, and accordingly, brokers and other nominees do not have discretion to vote without instructions from beneficial owners. Therefore, no vote will be cast by those shares of our common stock and such broker non-votes will have no effect on the outcome of Proposal 2.

The Company will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of preparing, assembling and mailing the proxy material. In addition to solicitation by mail, officers and other employees of the Company may solicit proxies by telephone, facsimile, or personal contact without additional compensation.

Securities and Exchange Commission (“SEC”) rules allow delivery of a single document to households at which two or more stockholders reside. This procedure, referred to as “householding,” reduces the volume of duplicate information received by stockholders, as well as the Company’s expenses. If a stockholder of record is eligible for householding, but it and other stockholders of record with which it shares an address receive multiple copies of this proxy statement and the Company’s annual report, or if a stockholder of record holds stock in more than one account, and in either case the stockholder wishes to receive a single copy of this proxy statement and the Company’s annual report for its household, the stockholder should notify the Company’s Corporate Secretary. If a stockholder participates in householding and wishes to receive a separate copy of this proxy statement and the Company’s annual report, or does not wish to participate in householding and prefers to receive separate copies of this proxy statement and the Company’s annual report in the future, it should notify the Company’s Corporate Secretary. A stockholder may notify the Company’s Corporate Secretary in writing at Unico American Corporation, 26050 Mureau Road, Calabasas, CA 91302, Attention: Corporate Secretary, or by telephone at 818-591-9800, extension 608.

If a stockholder holds its shares through an intermediary that is utilizing householding and the stockholder wishes to receive separate copies of the Company’s annual report and proxy statement in the future, or if it is receiving multiple copies of the Company’s proxy materials and annual report and wishes to receive only one, it should contact its bank, broker, or other nominee record holder.

The Company’s principal executive offices are located at 26050 Mureau Road, Calabasas, CA 91302. The approximate mailing date of this Proxy Statement and the Company’s proxy card is May 3, 2021.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Company’s Bylaws provide for a range of three to eleven directors and allow the Board of Directors to fix the exact number of authorized directors within that range. The current number of authorized directors is six (6).

Directors are elected at each Annual Meeting of Stockholders to serve thereafter until their successors have been duly elected and qualified. Except as otherwise indicated, each nominee is currently a director having served in that capacity since the date indicated in the following table.  All nominees have advised the Company that they are able and willing to serve as directors. If any nominee refuses or is unable to serve (an event which is not anticipated), the persons named in the accompanying proxy card will vote for another person nominated by the Board of Directors. Unless otherwise directed in the accompanying proxy card, the persons named therein will vote FOR the election of the six (6) nominees listed in the following table:

Name	Age	Present Position with Company	First Elected Director

Gerard J. Altonji	64	Director	2020
Erwin Cheldin	89	Director	1969
John B. Keefe, Sr.	67	Director	2020
Joycelyn M. Ray (1)	52	Director	-
Steven L. Shea (1)	61	Chairman of the Board and Director	-
Jeffrey M. Tuder	47	Director	2020

(1)
Ms. Ray and Mr. Shea were appointed to the Board of Directors of Unico in 2020.

Each nominee for election to the Board of Directors has extensive management and leadership experience gained through executive and professional service in insurance and other industries. In these roles, the directors have developed attributes and skills in management of capital, risk and operations. This experience with the Company provides the current directors with a thorough understanding of the Company’s policies and processes, rules and regulations, risks and mitigating solutions and controls environment.

Set forth below are the names of the nominees for election to the Board of Directors, along with their present and prior positions, principal occupations and the specific individual qualifications and skills of such directors that contribute to the overall effectiveness of the Board of Directors and its committees.

Gerard J. Altonji has 40 years of experience in various roles with increasing responsibility in the insurance industry.  From 2016 to present, Mr. Altonji has served as President of Altonji Consulting LLC which provides rating agency support, capital management, profitability and strategic insight to small and medium-sized property & casualty insurance companies.  From 1999 to 2016, Mr. Altonji worked at A.M. Best Rating Services, Inc. eventually as an Assistant Vice President.  Prior to 1999, Mr. Altonji held positions at Risk Enterprise Management, Ltd. (a subsidiary of Zurich Insurance Company), Talegen Holdings, Inc. (previously, Crum & Forster Corp.), Marsh &McLennan, Inc. and CIGNA Group.   The Company believes that Mr. Altonji’s knowledge and expertise in the insurance industry qualify him for service on the Board of Directors.

Erwin Cheldin is the Company’s former President, Chief Executive Officer and Chairman of the Board. Mr. Cheldin is a founder of the Company. He retired from being an employee of the Company effective April 1, 2009. Mr. Cheldin became an officer and director of the Company in 1969. Mr. Cheldin has over 50 years of experience in all phases of the property and casualty insurance industry. The Company believes that Mr. Cheldin’s historical knowledge of the Company and its operations and long standing service to the Company qualify him for service on the Board of Directors.

Mr. Cheldin is the father of Mr. Cary L. Cheldin, who was the Company’s Chairman of the Board, President and Chief Executive Officer until August 2020.

John B. Keefe, Sr., has 40 years of experience as a mergers and acquisitions insurance company executive, investment banker and broker, and property and casualty industry equity analyst. From 2014 to present, Mr. Keefe, has served as President of J. Keefe Insurance, LLC which delivers various consulting services to insurance and investing companies. From 2008 to 2014, Mr. Keefe, provided mergers and acquisitions services in a senior management capacity at Nationwide Insurance and Harleysville Group. From 1980 to 2008, Mr. Keefe, held roles of increasing responsibility at various brokerage and investment firms, including Senior Vice President at New York Stock Exchange member firms Ferris, Baker Watts, Inc. and Anderson & Strudwick, Inc. Mr. Keefe holds the Chartered Financial Analyst designation. The Company believes that Mr. Keefe’s knowledge and expertise in the insurance and investment industries qualify him for service on the Board of Directors.

Joycelyn M. Ray is an accomplished ethics and compliance professional with significant experience in developing, implementing and managing effective ethics and compliance programs and solutions in global organizational settings. She has been a compliance leader in the insurance industry since 1994 and has successfully designed, led and implemented key governance, risk and compliance initiatives nationwide and globally. Currently, she is working with a local non-profit charter school system in Texas as the Director of Compliance. Prior to that, Ms. Ray served as the Vice President of Corporate Compliance at Tokio Marine HCC for 14 years until she semi-retired in November 2020. Throughout the course of her 26-year insurance compliance career, Ms. Ray has held compliance positions of increasing responsibility with several successful insurance entities including American General Life Insurance Company, CNA and Berkley Underwriting Partners, LCC (a division of W.R. Berkley Corp). Ms. Ray also serves on the boards of the David McWilliams YMCA in Houston, Texas and the Sheraton Vistana Resort in Orlando, Texas. The Company believes Ms. Ray’s knowledge and expertise in insurance compliance qualify her for service on the Board of Directors.

Steven L. Shea is a seasoned board level executive with more than thirty five years of experience in the fields of corporate finance, investment banking and institutional investment management. Mr. Shea’s specific areas of expertise include mergers and acquisitions, public and private finance, investment trading, management and research. Mr. Shea became an expert in corporate governance and compliance through advisory service to numerous public companies and as a member of the boards of directors of both public and private companies. Since 2015, Mr. Shea has served as a Chairman of the board of directors of Blonder Tongue Labs, Inc., a publicly traded company currently listed on the New York Stock Exchange, and has served as a member of their board of directors since 2009. Mr. Shea has also held executive level positions at Tufton Capital Management, LLC (formerly Hardesty Capital Management, LLC), and Ferris, Baker, Watts, Inc. (acquired by Royal Bank of Canada). The Company believes Mr. Shea’s public company director experience and expertise in capital markets qualify him for service on the Board of Directors.

Jeffrey M. Tuder is the Managing Member of Tremson Capital Management, a private investment firm he founded in 2015.  Prior to founding Tremson, Mr. Tuder served in roles with increasing responsibility at Nassau Capital, Fortress Investment Group, LLC, CapitalSource Finance, LLC, JHL Capital Group, LLC, and, most recently, as the Director of Research for KSA Capital Management, LLC from 2012 until 2015. Mr. Tuder currently serves as a Director for Inseego Corporation (Nasdaq: INSG) where he is Chairman of the Audit and Compensation Committees, and as a Director for Seachange International (Nasdaq: SEAC), where he is Vice Chairman and Chairman of the Audit Committee.  Previously, Mr. Tuder served as a Director for MRV Communications, Inc. (Nasdaq: MRVC) until August 2017, where he was Chairman of the Audit Committee prior to its sale to Adva Optical Networking. The Company believes Mr. Tuder’s public company Director experience and expertise in private equity and hedge fund investments qualify him for service on the Board of Directors.

The Board of Directors has determined that each of Ms. Ray and Messrs. Altonji, Keefe, Shea and Tuder, are independent directors as defined by the Nasdaq Listing Rules.

During the year ended December 31, 2010, the Company’s Board of Directors held four regular meetings and eight special meetings. The independent directors met without any management directors or employees present four times during the year ended December 31, 2020. Non-employee directors received an annual retainer of $15,000, payable in equal quarterly installments and the following positions received additional compensation per year:

Committee	Chairperson	Member

Audit Committee	$6,000	$4,000
Compensation Committee	$2,500	$2,000
Nominating & Corporate Governance (“NGC”) Committee	$2,500	$2,000

Mr. Cheldin attended at least 75% of the meetings of the Board of Directors. Mr. Keefe attended all combined total meetings of the Board of Directors and the committees on which he served after his appointment to the Board on March 11, 2020. Messrs. Altonji and Tuder attended all combined total meetings of the Board of Directors and the committees on which they served after their election to the Board on May 26, 2020. Ms. Ray and Mr. Shea attended all combined total meetings of the Board of Directors and the committees on which they served after their appointed to the Board on November 16, 2020.

Director Compensation

The compensation of the Company’s non-employee directors paid by the Company for the last completed fiscal year is as follows:

Name	Director’s Fee $	Audit Committee Fees $	Compensation Committee Fees $	NGC Committee Fees $	Fees Earned or Paid in Cash $	Total Fees $

Gerard J. Altonji	11,250	3,000	1,000	1,750	17,000	17,000
Erwin Cheldin	15,000	-	-	-	15,000	15,000
Ronald A. Closser (1)	7,500	2,000	1,125	1,125	11,750	11,750
Janet D. Frank (2)	3,750	1,000	625	-	5,375	5,375
Andrew L. Furgatch (3)	7,500	-	-	-	7,500	7,500
Rhonda L. Gillenwaters (4)	11,250	1,000	1,750	1,500	15,500	15,500
John B. Keefe, Sr.	15,000	5,500	-	1,000	21,500	21,500
Joycelyn M. Ray	3,750	-	625	500	4,875	4,875
David T. Russell (3)	7,500	3,000	-	1,000	11,500	11,500
Steven L. Shea	3,750	1,000	-	500	5,250	5,250
Samuel J. Sorich (3)	7,500	-	1,000	1,250	9,750	9,750
Jeffrey M. Tuder	11,250	3,500	1,500	-	16,250	16,250
Ernest A. Wish (5)	3,750	-	-	625	4,375	4,375

(1)
Mr. Closser resigned from the Board of Directors effective February 17, 2021.

(2)
Ms. Frank resigned from the Board of Directors effective April 1, 2020.

(3)
Messrs. Furgatch, Russell, and Sorich did not stand for re-election as directors at the Annual Meeting in 2020.

(4)
Ms. Gillenwaters resigned from the Board of Directors effective November 15, 2020.

(5)
Mr. Wish resigned from the Board of Directors effective March 3, 2020.

The Company’s Directors do not receive equity awards and therefore none of the Directors had outstanding options or stock awards at fiscal year end.

Board Leadership Structure

The Company’s current six-member Board is led by its Chairman Mr. Shea, an independent director. Other Board members include Mr. Erwin Cheldin, the retired Chairman, President and Chief Executive Officer, and four independent directors. The Board does not have a lead independent director.

In March 2021, the Board decided to separate the roles of Chairman of the Board and Chief Executive Officer of the Company, appointing Mr. Shea as Chairman of the Board. Prior to February, 2021, the roles had been combined, but upon the departure of Mr. Closser as the Company’s Chairman and Chief Executive Officer, and the appointment of Mr. Budnitsky as the Company’s Chief Executive Officer and President on an interim basis, the Board decided to separate the two positions. The Board of Directors has determined that separating the Chairman and Chief Executive Officer positions is the appropriate leadership structure for the Company at this time and provides effective oversight of management and strong leadership of the independent directors and stockholders. The Chairman has significant core responsibilities, including:

●
Chairs Board meetings;

●
Chairs the Annual Meeting of Stockholders;

●
Guides discussions at Board meetings and encourages director participation and input;

●
Engages with directors between Board meetings to further identify items for consideration;

●
Sets Board meeting schedules and agendas in consultation with the Company’s Chief Executive Officer;.

The Board believes that separating the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision making, and alignment on corporate strategy, while providing additional independent oversight of management. The Company will continue to evaluate its structure and practices to maintain the highest standards of corporate governance.

The Board of Directors is primarily responsible for assessing risks associated with the Company’s business. However, the Board delegates certain responsibilities to committees of the Board of Directors, including certain risk oversight responsibilities to the Audit Committee.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The members presently consist of Messrs. Tuder (Chair), Keefe, and Shea. The Audit Committee of the Board of Directors oversees the accounting and financial reporting processes of the Company and the audits of the Company’s consolidated financial statements. The Audit Committee also reviews with management the Company’s policies and procedures with respect to risk assessment and risk management, including reviewing certain risks associated with the Company’s financial and accounting systems, accounting policies, investment strategies, regulatory compliance, insurance programs and other matters.

The Audit Committee has a written charter, a copy of which was attached to the Proxy Statement filed with respect to the annual meeting held on May 23, 2019. The Audit Committee met four times during the year ended December 31, 2020, and held two meetings subsequent to the year ended December 31, 2020, to discuss accounting and financial statement matters related to the fiscal year ended December 31, 2020. Messrs. Tuder, Keefe, and Shea are independent and are in compliance with the independent standards applicable to audit committee members contained in the Nasdaq Listing Rules. The Board of Directors has determined that each of Messrs. Tuder, Keefe and Shea qualifies as an “Audit Committee Financial Expert” as that term is defined in the rules and regulations established by the SEC.

The Board of Directors has established a Compensation Committee presently consisting of Ms. Ray (Chair) and Messrs. Altonji, Shea and Tuder, all of whom are independent and are in compliance with the independent standards applicable to compensation committee members contained in the Nasdaq Listing Rules. The Company’s compensation program is designed to provide executive officers with total compensation commensurate with responsibilities and competitive with compensation provided to executives in like positions, as determined by the Compensation Committee. The Compensation Committee considers and recommends to the Board of Directors compensation for executive officers. The Compensation Committee met one time during the year ended December 31, 2020, and held one meeting subsequent to the year ended December 31, 2020. The Compensation Committee has a written charter, a copy of which was attached to the Proxy Statement filed with respect to the annual meeting held on May 23, 2019.

The Board of Directors has established a Nominating & Corporate Governance Committee presently consisting of Messrs. Altonji (Chair), Keefe and Shea and Ms. Ray, all of whom are independent and are in compliance with the independent standards applicable to nominating & corporate governance committee members contained in the Nasdaq Listing Rules. The Nominating & Corporate Governance Committee reviews, advises and makes recommendations to the Board with respect to corporate governance matters, oversees periodic evaluations of the Board and Board committees, including establishing criteria to be used in connection with such evaluations, and advises the Board with respect to Board composition, procedures and committees. The Nominating & Corporate Governance Committee met one time during the year ended December 31, 2020, and held one meeting subsequent to the year ended December 31, 2020. The Nominating & Corporate Governance Committee has a written charter, a copy of which was attached to the Proxy Statement filed with respect to the annual meeting held on May 23, 2019.

The Nominating & Corporate Governance Committee does not have a formal policy with regard to the consideration of any director candidates recommended by stockholders. The Nominating & Corporate Governance Committee, however, would consider qualified nominees recommended by stockholders. Stockholders who wish to recommend a qualified nominee should submit complete information as to the identity and qualifications of the person recommended to the Secretary of the Company at 26050 Mureau Road, Calabasas, CA 91302. The Nominating & Corporate Governance Committee generally requires that nominees be persons of sound ethical character, be able to represent all stockholders fairly, have no material conflicts of interest, have demonstrated professional achievement, have meaningful experience, and have a general appreciation of the major business issues facing the Company. The Nominating & Corporate Governance Committee does not have a formal policy regarding diversity, but, as described above, considers a broad range of attributes and characteristics in identifying and evaluating nominees for election to the Board of Directors. The Nominating & Corporate Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint in addition to more traditional diversity concepts. Absent special circumstances, the Nominating & Corporate Governance Committee will continue to nominate qualified incumbent directors whom the Nominating & Corporate Governance Committee believes will continue to make important contributions to the Board of Directors.

Compensation Committee Interlocks and Insider Participation

No present member of the Compensation Committee is, or has been at any time, an officer or employee, nor has any member had any relationship with us requiring disclosure under Item 404 of Regulation S-K. None of the Company’s executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any nonaffiliated entity that has one or more executive officers serving on the Company’s Board of Directors or Compensation Committee.

Communications with the Board of Directors

The Company provides a process for stockholders to send communications to the Board of Directors or any of the directors. Stockholders may send written communications to the Board of Directors or any director, c/o Secretary, Unico American Corporation, 26050 Mureau Road, Calabasas, CA 91302. All communications will be compiled by the Secretary of the Company and will be submitted to the members of the Board of Directors or to the individual director to whom it was addressed on a periodic basis. The Company does not have a policy with regard to directors’ attendance at the Annual Meeting of Stockholders. Four of the current directors attended the 2020 Annual Meeting of Stockholders.

Anti-Hedging and Pledging Policy

The Board has adopted an Insider Trading Policy that prohibits all of the Company’s directors, officers, employees and consultants (“covered individuals”) from hedging, engaging in short-sales, transacting in publicly traded options, and pledging securities of the Company.

Hedging. Certain hedging and monetization transactions, such as zero-cost collars and forward sale contracts, involve the establishment of a short position in securities of the Company and limit or eliminate the covered individual’s ability to profit from an increase in the value of securities of the Company. Accordingly, these transactions can cause a covered individual’s interests to be misaligned with other stockholders of the Company. The Company therefore prohibits covered individuals from engaging in all hedging and monetization transactions involving securities of the Company.

Short Sales. Short sales of securities of the Company evidence an expectation on the part of the seller that the securities will decline in value, and signal to the market a lack of confidence in the Company or its short-term prospects. Short sales may also reduce the seller’s incentive to improve Company performance. The Company therefore prohibits short sales by covered individuals.

Publicly Traded Options. A transaction in options is essentially a bet on the short-term movement of Company stock and can therefore create the appearance that a covered individual is trading based on inside information. These transactions may also focus a covered individual’s attention on short-term performance at the expense of the Company’s long-term objectives. The Company therefore prohibits transactions in puts, calls and other derivative securities involving Company stock by covered individuals.

Pledging. Securities of the Company held in a margin account or pledged as collateral for a loan may be sold without the covered individual’s consent if he or she fails to meet a margin call or defaults on a loan, which may occur at a time when the covered individual is aware of material nonpublic information or is otherwise not permitted to trade in Company securities. Therefore, these activities are prohibited for covered individuals.

Code of Ethics

The Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Code of Ethics may be obtained without charge upon written request to the Secretary, Unico American Corporation, 26050 Mureau Road, Calabasas, CA 91302.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 13, 2021, the names and holdings of all persons who are known by the Company to own beneficially more than 5% of its outstanding common stock, its only class of outstanding voting securities, and the beneficial ownership of such securities held by each director, nominee for director, and all executive officers and nominees for director as a group. Unless otherwise indicated, the Company believes that each of the persons and entities set forth below has the sole power to vote and dispose of the shares listed opposite his or its name as beneficially owned by him or it. Except as otherwise noted below, the street address of each beneficial owner is c/o Unico American Corporation, 26050 Mureau Road, Calabasas, CA 91302.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent Of Class

Certain Beneficial Owners
Erwin Cheldin	2,353,717	44.4%

Ambina Unico Holdings LLC (1) 309 Greenwich Ave, Suite 201, Greenwich, CT 06830	644,133	12.1%

The Lion Fund, L.P., Sardar Biglari and Biglari Capital Corp. (2) 17802 IH 10 West, Suite 400, San Antonio TX 78257	527,100	9.9%

Dimensional Fund Advisors LP (3) Building One 6300 Bee Cave Road, Austin TX 78746	396,237	7.5%

Executive Officers, Directors and Director Nominees	Amount Beneficially Owned	Percent Of Class
Erwin Cheldin	2,353,717	44.4%
Michael Budnitsky	6,999	0.1%
John B. Keefe, Sr.	2,000	0.0%
Gerard J. Altonji	0	0.0%
Donny J. Esparza	0	0.0%
Joycelyn M. Ray	0	0.0%
Steven L. Shea	0	0.0%
Jeffrey M. Tuder	0	0.0%
All executive officers, directors and director nominees as a group (8 persons)	2,362,716	44.5%

(1)
Per Schedule 13D/A dated October 10, 2020.
(2)
Per Form 13F dated February 16, 2021.
(3)
Per Schedule 13G/A dated February 16, 2021.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The executive officers of the Company, along with their respective ages and positions as of April 13, 2021, are as follows:

Name	Age	Present Position with Company

Michael Budnitsky (1)	46	President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary, and Director
Donny J. Esparza (2)	47	Senior Vice President of Marketing and Distribution

(1) Mr. Budnitsky was appointed Interim President and Chief Executive Officer, on an interim basis, on February 11, 2021.

(2) Mr. Esparza was appointed Vice President of Marketing and Distribution on September 28, 2020.

Michael Budnitsky has served as Chief Executive Officer and President of the Company on an interim basis since February 11, 2021, and as Treasurer, Chief Financial Officer, and Secretary of the Company since August 1, 2016. From September 2014 through July 2016, Mr. Budnitsky served as Vice President of Accounting of the Company and was responsible for various accounting and finance functions, including financial and tax reporting, Sarbanes Oxley compliance, and oversight of the accounting department. From May 2005 until joining the Company in 2014, Mr. Budnitsky worked at HCC Surety Group, eventually as its Vice President, Controller. Prior thereto, Mr. Budnitsky worked as a financial reporting manager at the Automobile Club of Southern California and as an audit manager at KPMG LLP. Mr. Budnitsky is an active Certified Public Accountant in California.

Donny J. Esparza has served as Senior Vice President of Marketing and Distribution since September 28, 2020. Before joining the Company, Mr. Esparza served as the Director of Business Development & Distribution for Pacific Compensation, a wholly owned subsidiary of Copperpoint Mutual Insurance Company from 2016 to 2020. Prior to Pacific Compensation, from 2008 to October 2016, he served as the Regional Marketing Officer for Zenith Insurance Company, a wholly owned subsidiary of Fairfax Financial Holdings Limited.  Mr. Esparza began his insurance career as a Claims Specialist at State Farm Insurance in 1994.

Summary of Executive Compensation

Summary Compensation Table

The following table sets forth information for years ended December 31, 2020 and 2019, as to executive compensation paid to the Company’s named executive officers.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation (1)	Total
		$	$	$	$	$	$	$	$

Michael Budnitsky	2020	253,226	50,000	-	-	-	-	28,320	331,546
President, Chief Executive Officer, Treasurer, Chief Financial Officer and Secretary	2019	249,000	12,500	-	-	-	-	25,631	287,131

Donny J. Esparza	2020	55,385	50,000	-	-	-	-	5,239	110,624
Senior Vice President of Marketing and Distribution	2019	-	-	-	-	-	-	-	-

Ronald A. Closser (2)	2020	230,769	-	-	-	-	-	-	230,769
President and Chief Executive Officer	2019	-	-	-	-	-	-	-	-

Cary L. Cheldin (3)	2020	258,874(4)	-	-	-	-	-	1,452,775(7)	1,711,649
President and Chief Executive Officer	2019	331,000	54,000	-	-	-	-	27,660	412,660

David A. Lawless (5)	2020	288,362	-	-	-	-	-	24,221	312,583
Senior Vice President And Chief Administrative Officer	2019	-	-	-	-	-	-	-	-

(1)
See “All Other Compensation” table below.

(2)
Mr. Closser was appointed to serve as the Company’s President, Chief Executive Officer and Chairman of the Board on August 10, 2021. Mr. Closser left the position of the Company’s President and Chief Executive Officer on February 10, 2021. Mr. Closser resigned from the position of the Chairman and member of the board of directors on February 17, 2021.

(3)
Mr. Cheldin resigned and retired of the Company’s President and Chief Executive Officer and Chairman and member of the board of directors on August 10, 2020. 2020 salary includes amounts owed to Mr. Cheldin through August 10, 2020.

(4)
See “All Other Compensation” for a description of the amounts paid to Mr. Cheldin in connection with his resignation and retirement.

(5)
Mr. Lawless was appointed Senior Vice President and Chief Administrative Officer on January 8, 2020. On September 21, 2020, the Company decided to eliminate the position of Chief Administrative Officer. Consequently, employment of Mr. Lawless was terminated, effective immediately, as a result of the position elimination

All Other Compensation

The following table summarizes all other compensation paid or earned by the named executive officers noted above for the years ended December 31, 2020.

Name	Year	Perquisites and Other Personal Benefits	Contribution to Profit Sharing Plan (2)	Total
		$	$	$
Michael Budnitsky	2020	19,770(1)	8,550	28,320

Donny J. Esparza	2020	5,239(1)	-	5,239

Ronald A. Closser	2020	-	-	-

Cary L. Cheldin (3)	2020	1,444,375(3)	8,400	1,452,775

David A. Lawless	2020	24,221(1)	-	24,221

(1)
Represents payments for medical, dental, life, and disability insurance.

(2)
Represents amounts contributed or accrued to the person’s account under the Unico American Corporation Profit Sharing Plan (the “Plan”), all of which are vested. See more information about the Plan in “Profit Sharing Plan.”

(3)
Represents $14,800 in payments for medical, dental, life and disability insurance paid to Mr. Cheldin through August 10 2020, as well as amounts paid to Mr. Cheldin pursuant to the Letter Agreement and Advisory Agreement, each dated August 10, 2020 between Mr. Cheldin and the Company (collectively, the “Letter Agreement”). Amounts paid under the Letter Agreement include $1,261,783 in severance, $14,069 paid during 2020 for health-insurance related benefits, and $50,000 paid during 2020 under his agreement to perform certain advisory services. Under the terms of the Letter Agreement, the Company expects to pay an additional $103,723 between 2021 and 2023 for certain health insurance-related benefits, which amount is included in the table. In addition, the Company will pay up to an additional $70,000 during 2021 in exchange for certain advisory services.

The Company's compensation policies for executive officers seek to align the Company's executive officers' interests and motivations with those of the Company's stockholders by rewarding both short and long-term objectives. Overall compensation of the Company's executive officers should provide a competitive level of total compensation that enables the Company to attract, retain and incentivize highly qualified executive officers with the background and experience necessary to lead the Company and achieve its business goals.

Pay Ratio Disclosure

The Company is currently considered a “smaller reporting company” for the purposes of the SEC’s executive compensation disclosure rules. The Company has elected to comply with the scaled disclosure requirements applicable to smaller reporting companies and has therefore omitted the pay ratio disclosure required under Item 402(u) of Regulation S-K.

Employment Agreements

Employment Agreement with Cary L. Cheldin and Agreements Related to Severance and Retirement

The Company had an employment agreement (the “Cheldin Employment Agreement”) with Mr. Cary L. Cheldin, its former President and Chief Executive Officer, until August 10, 2020, the effective date of Mr. Cheldin’s retirement and resignation as the Company’s President and Chief Executive Officer and Chairman and member of the Board. In connection with Mr. Cheldin’s retirement and resignation, on August 10, 2020, the Company and Mr. Cheldin entered into (i) a Letter Agreement (the “Letter Agreement”) setting forth the details of Mr. Cheldin’s retirement and departure from the Company, and (ii) and an Advisory Agreement, (the “Advisory Agreement”) pursuant to which Mr. Cheldin agreed to provide certain transitional services to the Company for a period of twelve months. Details of the Cheldin Employment Agreement, the Letter Agreement and the Advisory Agreement are set forth below.

Cheldin Employment Agreement. On and effective as of March 17, 2015, the Company entered into the Cheldin Employment Agreement with Mr. Cheldin (the “Executive”). The Cheldin Employment Agreement was approved by the Company’s Board of Directors on March 16, 2015, and was further amended as of March 27, 2019, March 23, 2018 and March 27, 2017. The material terms of the Cheldin Employment Agreement were as follows:

The Cheldin Employment Agreement provided for an annual salary of no less than $315,000. The annual salary was subject to increase from time to time at the discretion of the Board of Directors of the Company. The Cheldin Employment Agreement also provided for a mandatory annual bonus payable on or before December 31 of each year. The amount of each mandatory bonus was to be determined by the Board of Directors but would not be less than $54,000, less any amounts paid to the Executive as a discretionary bonus since the immediately preceding January 1. Pursuant to amendments to the employment agreement dated as of March 27, 2017, March 23, 2018, and March 27, 2019, the Executive waived his rights to his mandatory bonus for fiscal years 2016, 2017, and 2018.

The Executive’s employment under the Cheldin Employment Agreement terminated on August 10, 2020, upon his retirement and resignation.

Letter Agreement. On August 10, 2020, the Company and Mr. Cheldin entered into the Letter Agreement, pursuant to which the Cheldin Employment Agreement was terminated and the Company agreed to provide Mr. Cheldin with a retirement package consisting of the following: (i) an amount in cash equal to all accrued and unpaid salary and other compensation, including accrued, but unused vacation, incurred prior to August 10, 2020, and any unreimbursed business expenses, (ii) an aggregate amount of cash equal to $1,261,783.33, plus (iii) cash payments for certain health related benefits for the three year and one month period following August 10, 2020. Pursuant to the Letter Agreement, the Company agreed to the continuation of certain indemnification obligations, as provided in the Cheldin Employment Agreement.

The Letter Agreement also provided Mr. Cheldin the option (the “Purchase Option”), exercisable on or before thirty days after August 10, 2020, to require the Company (or a third party, at the Company’s sole discretion) to purchase all shares of the Company’s common stock held by Mr. Cheldin as of August 10, 2020 at a purchase price of $5.00 per share. Mr. Cheldin exercised such option on September 4, 2020. On October 5, 2020, the Company assigned its rights and obligations with respect to the Purchase Option to Ambina Holdings, LLC, which subsequently completed the purchase of Mr. Cheldin’s shares of common stock.
 Advisory Agreement. In connection with Mr. Cheldin’s retirement, on August 10, 2020, the Company and Mr. Cheldin entered into the Advisory Agreement, pursuant to which Mr. Cheldin agreed to provide certain transitional services to the Company for a period of twelve months. In consideration for Mr. Cheldin’s advisory services, the Company will pay to him a monthly fee of $10,000, as well as reasonable out-of-pocket expenses incurred by Mr. Cheldin in connection with the provision of services pursuant to the Advisory Agreement.

Interim Employment Agreement with Ronald A. Closser

In connection with Mr. Cheldin’s retirement, effective as of August 10, 2020, the Board appointed Mr. Closser to serve as the Company’s President, interim Chief Executive Officer and Chairman of the Board. Mr. Closser previously served an independent director on the Board and as the Chairman of the Compensation Committee of the Board and as the Chairman of the Nominating & Corporate Governance Committee of the Board. In connection with Mr. Closser’s appointment, the Company entered into an Interim Employment Agreement with Mr. Closser on August 10, 2020 (the “Interim Employment Agreement”). The term of the Interim Employment Agreement (the “Term”) commenced as of August 10, 2020, and would continue on a month-to-month basis until Mr. Closser’s employment with the Company is terminated by the Board with thirty days’ advanced written notice. Mr. Closser was permitted to terminate his employment as President and interim CEO upon providing thirty days’ advance written notice; provided, however, that Mr. Closser has to serve as President and interim CEO for a period of not less than six months, to the extent requested by the Company.

The Interim Employment Agreement provided that Mr. Closser would receive as his sole compensation, a monthly salary of $50,000 (prorated, if applicable) during the Term. Mr. Closser also was entitled to reimbursement of reasonable, documented, out-of-pocket business expenses and to participate in such employee and executive benefit plans and programs as the Company may offer from time to time to its executives, subject to the terms and conditions of such plans. Following the execution of the Interim Employment Agreement, Mr. Closser no longer received compensation for his service as a member of the Board. The Interim Employment Agreement terminated on February 10, 2021, when Mr. Closser left his position as the interim President and Chief Executive Officer of the Company.

Severance Arrangements for Michael Budnitsky and Donny J. Esparza

Pursuant to their employment offer letters, Messrs. Budnitsky and Esparza are entitled to a severance payment equal to three years’ salary for Mr. Budnitsky and two years’ salary for Mr. Esparza in the event their employment is terminated due to a change in ownership of the Company.

No Option/SAR Grants and Stock Awards in Last Fiscal Year

No stock options, stock appreciation rights or stock awards were granted to any named executive officer during the year ended December 31, 2020.

Stock Option Plans

The Company’s 2011 Incentive Stock Option Plan, which expired in March 2021 (the “2011 Plan”) covered 200,000 shares of the Company’s common stock (subject to adjustment in the case of stock splits, reverse stock splits, stock dividends, etc.) and was adopted by the Board of Directors in March 2011 and approved by stockholders on May 26, 2011.

For a description of the Company’s 2021 Equity Incentive Plan, please see “Proposal 2 — Approval of the 2021 Equity Incentive Plan”.

Equity Compensation Plan Information

Please see page 20 below.

Profit Sharing Plan

The Unico American Corporation Profit Sharing Plan (“Plan”) covers the Company’s employees who are at least 21 years of age and have met certain service and eligibility requirements. Unico American Corporation is the Plan sponsor and the Plan administrator. Fidelity Management Trust Company is the Plan trustee. The Plan is intended to be a qualified retirement plan under the Code. As required by the Plan, on an annual basis, the Company must contribute 3% of participants’ eligible compensation to the account of each participant. In addition, pursuant to the terms of the Plan, the Company may contribute to participants an amount determined by the Board of Directors. Under the Plan, participants have the option to make 401(k) and/or Roth 401(k) deferral contributions which are not matched by the Company. Participants must be employed by the Company on the last day of the Plan year and must have met certain service and eligibility requirements to be eligible for a contribution. Participants are eligible to request a distribution of their vested account balance in connection with minimum required distributions or upon death, retirement or termination of employment.

Report of the Audit Committee

Neither the following report of the Audit Committee nor any other information included in this Proxy Statement pursuant to Item 407(d)1-3 of Regulation S-K constitutes “soliciting material” and none of such information should be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference in any of those filings.

Management is responsible for the Company’s financial reporting process including its system of internal control and for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s independent auditors are responsible for auditing those consolidated financial statements. Our responsibility is to monitor and oversee these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or auditing or accounting procedures. We are not employees of the Company; and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with GAAP and on the representations of the independent auditors included in their report on the Company’s consolidated financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s consolidated financial statements are presented in accordance with GAAP, that the audit of the Company’s consolidated financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, or that the Company’s independent accountants are in fact “independent.”

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2020, with the Company’s management.

The Audit Committee has discussed with JLK Rosenberger LLP the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, “Communication with Audit Committees,” as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from JLK Rosenberger LLP, the Company’s independent registered public accounting firm, required by applicable requirements of the PCAOB regarding JLK Rosenberger LLP’s communications with the Audit Committee concerning independence, and has discussed with JLK Rosenberger LLP its independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors of the Company that the audited consolidated financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

                                                                                                                       Members of the Audit Committee:

Jeffrey M. Tuder

John B. Keefe, Sr.

Steven L. Shea

RELATED-PARTY TRANSACTIONS

The Company has entered into indemnification agreements with each of its directors and its current executive officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Nevada law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
For information regarding employment agreements and agreements related to severance and retirement of certain officers of the Company, please see “Executive Compensation and Other Information — Employment Agreements.”

Wish Properties Inc., an office of Wish Sotheby’s International Realty, owned by Mr. Ernest A. Wish, a former director of the Company, leased 4,189 square feet at the building owned by Crusader Insurance Company, a wholly owned subsidiary of the Company. The lease commenced on July 13, 2017, and had a six month term. Effective January 8, 2018, the lease was amended to extend its termination date until January 11, 2019, and to allow an option to extend the term of the lease for three additional twelve month terms commencing on January 11, 2019. The lease ended on February 11, 2019. The monthly lease payment was $8,378 through February 11, 2019. The Company believes the terms of the lease were at least as favorable to the Company as could have been obtained from other third parties.

Altonji Consulting, LLC, owned by Mr. Altonji, a director of the Company, provided consulting services under a contract. The total cost of the services was $20,000 of which Altonji Consulting, LLC, received $15,000 and $5,000 in 2020 and 2021, respectively. All services were provided and the contract is completed.

The Board recognizes that related-party transactions present a heightened risk of conflicts of interest. Other than as described above, we are currently not party to any transactions with related parties. Related-party transactions have been proposed infrequently, and given the size of the Company, the management team and the Board, the Company believes that such proposed transactions are capable of being appropriately considered on a case-by-case basis. The Audit Committee will review any potential related-party transactions as they arise and are reported to the Board or the Audit Committee, regardless of whether the transactions are reportable pursuant to Item 404 of Regulation S-K. For any related-party transaction to be consummated or to continue, the disinterested members of the Audit Committee must approve or ratify the transaction. Additionally, on an annual basis, the Company distributes a directors and officers questionnaire to all executive officers and directors of the Company. The Company reviews responses provided on the questionnaires to ensure any transactions with executive officers or directors are approved as described above and disclosed in compliance under Item 404(a) of Regulation S-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. To the Company's knowledge, based solely on review of copies of reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 2020, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than 10% beneficial owners were complied with.

PROPOSAL 1 – ELECTION OF NOMINEES AS MEMBERS OF THE BOARD OF DIRECTORS

At the Annual Meeting, the Company’s stockholders will vote on the election of six (6) director nominees named in this Proxy Statement as directors, each to serve until the Company’s 2022 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

Each of the nominees has agreed to be named and to serve, and the Company expects each nominee to be able to serve if elected. If any nominee is unable to serve, the Nominating and Corporate Governance Committee will recommend to the Company’s Board a replacement nominee. The Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

The Board of Directors unanimously recommends a vote “FOR” each of the nominees for election as directors.

PROPOSAL 2 – APPROVAL OF THE 2021 EQUITY INCENTIVE PLAN

On March 4, 2021, the Compensation Committee (the “Compensation Committee”) of our Board of Directors (the “Board”) recommended that our Board approve the Unico American Corporation 2021 Equity Incentive Plan (the “Plan”) and submit the Plan to a vote of our shareholders. On March 8, 2021, our Board approved the Plan, subject to shareholder approval, and directed that the Plan be submitted to our shareholders for their approval at our 2021 annual meeting of shareholders. If approved by our shareholders, the Plan will become effective as of the date of approval.

If the Plan is not approved, then it will not become effective and no equity grants will be made under the Plan. Accordingly, we would be unable to provide any equity-based compensation and we would likely be required to increase our levels of cash compensation. Accordingly, the approval of the Plan by our shareholders is critically important.

The purpose of the Plan is to enable the Company and its affiliates to recruit and retain highly qualified employees, directors and consultants, and to provide them with an incentive for productivity and an opportunity to share in the growth and value of the Company.

The proposed Plan will make 500,000 shares of our common stock available for issuance to eligible participants.

Background and Reason for the Proposal
The ability to grant equity and equity derivative awards is essential to our ability to attract and retain highly talented employees. Without the ability to grant such awards, we would be at a disadvantage against our competitors for recruiting and retaining key talent. We adopted the Plan to have a share reserve over approximately the next 10 years to provide equity-based incentives to eligible service providers who are selected to receive awards under the 2021 Plan.

Summary of the Plan
The principal provisions of the Plan are summarized below. This summary is qualified in its entirety by reference to the actual Plan proposed in this proxy statement, a copy of which is attached as Appendix A.

Administration
The Plan vests the power to administer and interpret the Plan in a committee designated by the Board. Our Board has designated the Compensation Committee as the committee authorized to administer the Plan. In this capacity, the Compensation Committee has the authority to, among other things: select the persons to be granted awards; determine the type, size and terms and conditions of such awards, approve forms of award agreement to be used for awards under the Plan, and accelerate the vesting or exercisability of an outstanding award. The Compensation Committee may amend any outstanding award at any time; provided, however, that no such amendment may materially impair a participant’s rights without the participant’s consent. Subject to requirements of applicable law and the Company’s governing documents, the Compensation Committee may delegate to one or more of our officers the authority to grant awards to participants who are not subject to Section 16 of the Securities Exchange Act of 1934.

Unless shareholder approval is required under applicable law or exchange listing requirements, the Board may amend or terminate the Plan at any time.

Eligibility
Any of our employees, directors, consultants, and other service providers, and those of our affiliates, are eligible to participate in the Plan. As of April 27, 2021, the Company employed or engaged approximately 70 employees, six directors, one consultant and no other service providers who would be eligible to participate in the Plan. Participants will be selected in the discretion of the Compensation Committee.

Shares of Stock Available for Issuance
Subject to certain adjustments, the maximum number of shares of common stock that may be issued under the Plan in connection with awards is 500,000 (the “Share Pool”).

If any award granted under the Plan expires, terminates, is canceled or is forfeited, the shares underlying the award will be available for new grants under the Plan. However, shares that are withheld for the payment of taxes or in satisfaction of the exercise price for an option award will not again become available for new grants under the Plan.

Any shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity will not reduce the Share Pool.

The market value of a share of our common stock as of April 27, 2021 was $4.76.

Adjustments
In the event of any merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends) to shareholders of the Company, or other similar corporate event or transaction that affects our common stock, the Compensation Committee shall make such adjustments to the number and kind of shares authorized by the Plan, the number and kind of shares subject to outstanding awards, the exercise prices of outstanding awards and any other affected term or condition of the Plan or outstanding awards, in each case as it determines to be equitable.

Vesting
The Compensation Committee determines the vesting conditions for awards. Vesting conditions may include the continued employment or service of the participant, the attainment of specified individual or corporate performance goals, and/or other factors in the Compensation Committee’s discretion.

Types of Awards
The Plan provides for the grant of the following equity-based incentive awards to participants: (i) non-qualified stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units (“RSUs”), and (v) other stock-based awards.

Non-Qualified Stock Options. A non-qualified stock option entitles the holder to purchase from us a stated number of shares of common stock at a stated price. The Compensation Committee will specify the number of shares of common stock subject to each option and the exercise price for such option, provided that the exercise price may not be less than the fair market value of a share of common stock on the date the option is granted. The maximum term of an option shall be determined by the Compensation Committee on the date of grant but shall not exceed 10 years.

Generally, options may be exercised in whole or in part through a cash payment. The Compensation Committee, however, may in its discretion permit payment of the exercise price through other methods. For example, the Compensation Committee may permit the optionholder to surrender previously acquired shares, or to “net settle” the option, which involves the cancellation of a portion of the option to cover the cost of exercising the balance of the option.

Stock Appreciation Rights. A stock appreciation right represents the right to receive, upon exercise, any appreciation in a share of common stock over a particular time period. The base price of a stock appreciation right granted under the Plan shall not be less than the fair market value of a share of common stock on the date the stock appreciation right is granted. The maximum term of a stock appreciation right shall be determined by the Compensation Committee on the date of grant but shall not exceed 10 years. Distributions with respect to stock appreciation rights may generally be made in cash, shares of common stock, or a combination of both, at the Compensation Committee’s discretion.

Unless otherwise provided in an award agreement or determined by the Compensation Committee, if a participant terminates employment with us (or our affiliates) due to death or disability, the participant’s unexercised options and stock appreciation rights may be exercised, to the extent they were exercisable at the time of the participant’s death or disability (or on such accelerated basis as the Compensation Committee may determine at or after grant), for a period of twelve months from the termination date or until the expiration of the original award term, whichever period is shorter. If a participant’s employment with us (or our affiliates) is terminated for “cause” (as defined in the Plan), (i) all unexercised options and stock appreciation rights (whether vested or unvested) shall terminate and be forfeited on the termination date, and (ii) any shares in respect of exercised options or stock appreciation rights for which we have not yet delivered share certificates will be forfeited and we will refund to the participant the option exercise price paid for those shares, if any. Unless otherwise provided in an award agreement or determined by the Compensation Committee, if a participant’s employment terminates for any other reason, the participant’s unexercised options and stock appreciation rights may be exercised, to the extent they were exercisable at the time of the participant’s termination (or on such accelerated basis as the Compensation Committee may determine at or after grant), for a period of ninety days from the termination date or until the expiration of the original option or stock appreciation right term, whichever period is shorter. Unless otherwise provided by the Compensation Committee, any options and stock appreciation rights that are not exercisable at the time of termination of employment shall terminate and be forfeited on the termination date.

Restricted Stock. A restricted stock award is a grant of shares of common stock, which are subject to forfeiture restrictions during a restriction period. The Compensation Committee will determine the price, if any, to be paid by the participant for each share of common stock subject to a restricted stock award. If the specified vesting conditions are not attained, the underlying common stock will be forfeited to us. Conversely, if and when the vesting conditions are satisfied, the forfeiture restrictions will lapse. During the restriction period, a participant will have the right to vote the shares underlying the restricted stock and receive dividends with respect to restricted stock. However, the Compensation Committee may specify that any such dividends are subject to the same vesting conditions as the underlying restricted stock to which they relate, and may also require that the dividends be invested in additional restricted shares. Unless otherwise provided in an award agreement or determined by the Compensation Committee, upon termination a participant will forfeit all restricted stock that then remains subject to forfeiture.

Restricted Stock Units. An RSU represents a right to receive, on the achievement of specified vesting conditions, an amount equal to the fair market value (at the time of distribution) of one share of our common stock. Unless otherwise provided in an award agreement or determined by the Compensation Committee, upon a termination of service, a participant will forfeit all of the participant’s RSUs that then remain subject to forfeiture.

Other Stock-Based Awards. Other stock-based awards (including awards to receive unrestricted shares of our common stock or immediate cash payments) may be granted to participants. The Compensation Committee will determine the terms and conditions of each such award, including, as applicable, the term, any exercise or purchase price, vesting conditions and other terms and conditions. Payment in respect of an other stock-based award may be made in cash, shares of our common stock, or a combination of both, at the discretion of the Compensation Committee.

Change in Control
In the event of a change in control (as defined in the Plan), the Compensation Committee may, in its sole and absolute discretion, on a participant-by-participant basis: (i) cause any or all outstanding awards to become vested and immediately exercisable (as applicable), in whole or in part; (ii) cause any outstanding option or stock appreciation right to become fully vested and immediately exercisable for a reasonable period in advance of the change in control and, to the extent not exercised prior to that change in control, cancel that option or stock appreciation right upon closing of the change in control; (iii) cancel any award in exchange for a substitute award; (iv) redeem any restricted stock or RSU for cash and/or other substitute consideration with value equal to the fair market value of an unrestricted share on the date of the change in control; or (v) cancel any outstanding option or stock appreciation right with respect to all common stock for which the award remains unexercised in exchange for a cash payment equal to the excess (if any) of the fair market value of the common stock subject to the option or stock appreciation right over the exercise price of the option or stock appreciation right (and if the fair market value does not exceed the exercise or base price of the award, cancel the award without payment of any consideration). In the discretion of the Compensation Committee, any cash or substitute consideration payable upon cancellation of an award may be subject to vesting terms substantially identical to those that applied to the cancelled award immediately prior to the change in control, or earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to shareholders in connection with the change in control.

Repricing
Neither the Board nor the Compensation Committee may, without obtaining prior approval of our shareholders: (i) implement any cancellation/re-grant program pursuant to which outstanding options or stock appreciation rights under the Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise or base price per share; (ii) cancel outstanding options or stock appreciation rights under the Plan with an exercise or base price per share in excess of the then current fair market value per share for consideration payable in our equity securities; or (iii) otherwise directly reduce the exercise or base price in effect for outstanding options or stock appreciation rights under the Plan.

Federal Income Tax Consequences
The federal income tax consequences arising with respect to grants awarded under the Plan will depend on the type of grant. The following provides only a general description of the application of federal income tax laws to certain grants under the Plan. This discussion is intended for the information of shareholders considering how to vote at the meeting and not as tax guidance to participants in the Plan, as the consequences may vary with the types of grants made, the identity of the recipients, and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws. Tax laws are subject to change.

Under the Internal Revenue Code of 1986, as amended (the “Code”) as currently in effect, a grant under the Plan of options, stock appreciation rights, restricted stock or RSUs would have no federal income tax consequence at the time of grant. Generally, all amounts taxable as ordinary income to participants under the Plan in respect of awards are expected to be deductible by the Company as compensation at the same time the participant recognizes the ordinary income, subject to certain caps on the deductibility of executive compensation imposed by Section 162(m) of the Code.

Non-Qualified Stock Options. There are generally no federal income tax consequences to a participant or to the Company upon the grant of a nonqualified stock option. Upon the exercise of a non-qualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the aggregate exercise price paid. The Company generally will be entitled to a corresponding federal income tax deduction. The participant will have a tax basis in the shares equal to the exercise price plus the amount of income recognized at the time of exercise.
When a participant sells shares of stock acquired through the exercise of a non-qualified stock option, the participant will have a capital gain or loss in an amount equal to the difference between the amount realized on the sale and the tax basis in the shares. The capital gain tax rate will depend on a number of factors, including the length of time the participant held the shares prior to selling them.

Stock Appreciation Rights. There are generally no federal income tax consequences to a participant or to the Company upon the grant of a stock appreciation right. Upon exercise of a stock appreciation right, the value of the shares or cash received is taxable to the participant as ordinary income. The Company will generally be entitled to a corresponding tax federal income deduction.

When a participant sells shares of stock acquired through the exercise of a stock appreciation right, the participant will have a capital gain or loss in an amount equal to the difference between the amount realized on the sale and the tax basis in the shares. The capital gain tax rate will depend on a number of factors, including the length of time the participant held the shares prior to selling them.

Restricted Stock A participant will generally not recognize federal taxable income when he or she receives a grant of restricted stock, and the Company will not be entitled to a deduction, until the stock is transferable by the participant or is otherwise no longer subject to a substantial risk of forfeiture. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time (less any amounts paid for the shares), and generally, the Company will be entitled to a deduction in the same amount. Any gain or loss recognized by the participant upon a later disposition of the shares will be capital gain or loss. A participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date the stock became transferable or ceased to be subject to a substantial risk of forfeiture.

A participant may elect to recognize ordinary income in the year when the share award is granted in an amount equal to the fair market value of the shares subject to the award (less any amounts paid for such shares) at the time of grant, determined without regard to any restrictions. This election is referred to as a Section 83(b) election. In that event, the Company will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the participant upon a later disposition of the shares will be capital gain or loss. A participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date of the original transfer to the participant. The participant may not claim a credit for any tax previously paid on stock that is later forfeited.

Restricted Stock Units There are generally no federal income tax consequences to a participant or to the Company upon the grant of a restricted stock unit. Upon distribution of shares or cash in respect of a restricted stock unit, the fair market value of those shares or the amount of that cash will be taxable to the participant as ordinary income and the Company will receive a deduction equal to the income recognized by the participant. The subsequent disposition of shares acquired pursuant to a restricted stock unit will result in capital gain or loss (based on the difference between the price received on disposition and the market value of the shares at the time of their distribution). The capital gain tax rate will depend on a number of factors, including the length of time the participant held the shares prior to selling them.

Miscellaneous
Generally, awards granted under the Plan shall be nontransferable except by will or by the laws of descent and distribution. The awards will be subject to our recoupment and stock ownership policies, as may be in effect from time to time. Awards will be subject to applicable tax withholding requirements and the Compensation Committee may authorize the withholding of shares subject to the award to satisfy required tax withholding.

Subject to any required shareholder approval, the Board may at any time terminate or make such amendments or modifications of the Plan as the Board may deem advisable. However, no such amendment may adversely change the terms of an outstanding award, without the participant’s consent. If not sooner terminated by the Board, the Plan will expire ten years after it is approved by the Company’s shareholders.

Equity Compensation Plan Information
The table below sets forth information with respect to compensation plans under which our equity securities are authorized for issuance as of December 31, 2020.

Name	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity Compensation Plans approved by stockholders	-	N/A	100,000(1)
Equity Compensation Plans not approved by stockholders	-	N/A	-
Total	-	N/A	100,000

(1)
These securities were available for issuance as of December 31, 2020 under the Company’s 2011 Incentive Stock Option Plan, which expired in March 2021. Accordingly, as of the date of this proxy statement such securities are no longer available for issuance thereunder.

New Plan Benefits
If the Plan is approved by shareholders, awards under the Plan will be determined by the Compensation Committee in its discretion, and it is therefore not possible to predict the number, name or positions of persons who will benefit from the Plan, if it is approved by shareholders, or the terms of any such benefits.

Vote Required
Approval of the Plan requires the affirmative vote of a majority of the voting power of the capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against the Plan. The Plan is not considered a “routine” proposal, and accordingly, brokers and other nominees do not have discretion to vote without instructions from beneficial owners. Therefore, no vote will be cast by those shares of our common stock and such broker non-votes will have no effect on the outcome of Proposal 2. The Company intends that the proxy in the form presented will be voted, unless otherwise indicated, for the approval of the Plan. If the Company receives a signed proxy with no instructions indicated, the shares represented by such proxy will be voted “FOR” the approval of the Plan.

The Board of Directors deems Proposal No. 2 “Approval of the 2021 Equity Incentive Plan”, to be in our and our shareholders’ best interests and unanimously recommends a vote “FOR” approval thereof.

APPOINTMENT OF AUDITORS

JLK Rosenberger LLP has served as the Company’s independent auditors since 2015. The Audit Committee has selected it to continue as the Company’s auditors and to audit the books and other records of the Company for the year ended December 31, 2021. A representative of JLK Rosenberger LLP is expected to attend the Annual Meeting of Stockholders. Such representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

Audit Fees
The aggregate fees billed by JLK Rosenberger LLP for professional services rendered for the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2020 and 2019, and for the reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal years ended December 31, 2020 and 2019, were approximately $226,000 and $214,000, respectively.

Audit Related Fees
There were no audit related services by JLK Rosenberger LLP for each year ended December 31, 2020 and 2019.

Tax Fees
There were no services rendered or fees billed for tax compliance, consulting, or planning services by JLK Rosenberger LLP for either of the fiscal years ended December 31, 2020 and 2019.

All Other Fees
There were no services rendered or fees billed related to compliance and planning during the fiscal years ended December 31, 2020 and 2019.

The policy of the Audit Committee is to pre-approve all audit and non-audit services provided by the Company’s independent auditors.

OTHER MATTERS

The Board of Directors is not aware of any business to be presented at the Annual Meeting except for the matters set forth in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement. Unless otherwise directed, all shares represented by proxies that are properly completed, signed, and returned to the Company prior to the Annual Meeting and, which have not been revoked will be voted in favor of the proposals described in this Proxy Statement. If any other matters come before the Annual Meeting, the proxy holders will vote on those matters using their best judgment.

STOCKHOLDERS’ PROPOSALS

Stockholders desiring to exercise their right under the proxy rules of the Securities and Exchange Commission to submit proposals for consideration by the stockholders or to nominate an individual for election to the Company’s Board of Directors at the 2022 Annual Meeting are advised that their proposals must be received by the Company at Unico American Corporation, 26050 Mureau Road, Calabasas, California 91302, Attention: Corporate Secretary, no later than December 28, 2021, for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting.

Alternatively, stockholders intending to present a proposal or nominate a director for election at next year’s Annual Meeting of Stockholders without having the proposal or nomination included in our Proxy Statement must deliver written notice of the nomination or proposal to our Corporate Secretary at our principal executive offices no earlier than January 27, 2022, which is the 120th day prior to the first anniversary of the date of the 2021 Annual Meeting, and no later than February 26, 2022, which is the 90th day prior to the first anniversary of the date of the 2020 Annual Meeting. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in our Bylaws. Such nominations or proposals should be sent to Unico American Corporation, 26050 Mureau Road, Calabasas, California 91302, Attention: Corporate Secretary.

ANNUAL REPORT TO STOCKHOLDERS

The Company's 2020 Annual Report on Form 10-K includes the Company’s consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity and cash flows for each of the years in the two year period ended December 31, 2020, and is included in the Annual Report of the Company being mailed to the stockholders along with this Proxy Statement. The Annual Report including Form 10-K is not to be considered a part of the soliciting material.

                                                                                              By Order of the Board of Directors,

Michael Budnitsky
President and Chief Executive Officer

Calabasas, California
April 27, 2021

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 27, 2021. The Proxy Statement and the Annual Report to Stockholders are available at http://materials.proxyvote.com/904607.

Appendix A

UNICO AMERICAN CORPORATION

2021 EQUITY INCENTIVE PLAN

Section 1. Purpose; Definitions. The purposes of the  Unico American Corporation 2021 Equity Incentive Plan (as amended from time to time, the “Plan”) are to: (a) enable Unico American Corporation (the “Company”) and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

(a) “Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

(b) “Applicable Law” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal, state and foreign securities law, federal, state and foreign tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.

(c) “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock Based Awards made under this Plan.

(d) “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(e) “Board” means the Board of Directors of the Company, as constituted from time to time.

(f) “Other Stock Based Award” means an award that is granted under Section 10.

(g)  “Cause” means (i) Participant’s refusal to comply with any lawful directive or policy of the Company which refusal is not cured by the Participant within ten (10) days of such written notice from the Company; (ii) the Company’s determination that Participant has committed any act of dishonesty, embezzlement, unauthorized use or disclosure of confidential information or other intellectual property or trade secrets, common law fraud or other fraud against the Company or any Subsidiary or Affiliate; (iii) a material breach by the Participant of any written agreement with or any fiduciary duty owed to any Company or any Subsidiary or Affiliate; (iv) Participant’s conviction (or the entry of a plea of a nolo contendere or equivalent plea) of a felony or any misdemeanor involving material dishonesty or moral turpitude; or (v) Participant’s habitual or repeated misuse of, or habitual or repeated performance of Participant’s duties under the influence of, alcohol, illegally obtained prescription controlled substances or non-prescription controlled substances. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “Cause,” then with respect to such Participant, “Cause” shall have the meaning defined in such other agreement.

(h)   “Change in Control” shall mean the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total power to vote for the election of directors of the Company (“Voting Securities”), notwithstanding the foregoing, solely with respect to Erwin Cheldin and his Affiliates, a Change in Control shall not be deemed to occur under this subsection, unless Erwin Cheldin and his Affiliates become a beneficial owner, directly or indirectly, of 60% or more of the Company’s Voting Securities; (ii) during any twelve month period, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 1(h)(i), Section 1(h)(iii), Section 1(h)(iv) or Section 1(h)(v) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period of whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; (iii) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes to which all stockholders of the surviving corporation (or its ultimate parent) would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); (iv) the sale or other disposition of all or substantially all of the assets of the Company; or (v) a liquidation or dissolution of the Company.

Notwithstanding anything in the Plan or an Award Agreement to the contrary, if an Award is subject to Section 409A of the Code, no event that, but for the application of this paragraph, would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A of the Code.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(j) “Committee” means the committee designated by the Board to administer the Plan under Section 2. To the extent required under Applicable Law, the Committee shall have at least two members and each member of the Committee shall be a Non-Employee Director.

(k) “Director” means a member of the Board.

(l) “Disability” means a condition rendering a Participant Disabled.

(m) “Disabled” will have the same meaning as set forth in Section 22(e)(3) of the Code.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Shares are listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Market, the Fair Market Value of a Share will be the closing sales price for such stock as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Shares) at the close of regular hours trading on the day of determination (or if such day is not a trading day, the immediately preceding trading day); (ii) if the Shares are regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for Shares at the close of regular hours trading on the day of determination; or (iii) if Shares are not traded as set forth above, the Fair Market Value will be determined in good faith by the Committee taking into consideration such factors as the Committee considers appropriate, such determination by the Committee to be final, conclusive and binding. Notwithstanding the foregoing, in connection with a Change in Control, Fair Market Value shall be determined in good faith by the Committee, such determination by the Committee to be final conclusive and binding.

(p) “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

(q) “Non-Qualified Stock Option” means any Option that is not intended to be an “Incentive Stock Option” as defined in Section 422 of the Code.

(r) “Option” means any option to purchase Shares (including an option to purchase Restricted Stock, if the Committee so determines) granted pursuant to Section 5 hereof.

(s) “Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its respective Affiliates to whom an Award is granted.

(t) “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(u) “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 8 hereof.

(v) “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 9 hereof.

(w) “Shares” means shares of the Company’s common stock, no par value, subject to substitution or adjustment as provided in Section 3(d) hereof.

(x) “Stock Appreciation Right” means a right granted under and subject to Section 6 hereof.

(y) “Subsidiary” means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.

Section 2.  Administration. The Plan shall be administered by the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Affiliates, their respective employees, the Participants, persons claiming rights from or through Participants and stockholders of the Company.

The Committee will have full authority to grant Awards under this Plan and determine the terms of such Awards. Such authority will include the right to:

(a) select the individuals to whom Awards are granted (consistent with the eligibility conditions set forth in Section 4);

(b) determine the type of Award to be granted;

(c) determine the number of Shares, if any, to be covered by each Award;

(d) establish the other terms and conditions of each Award;

(e) approve forms of agreements (including Award Agreements) for use under the Plan;

(f) accelerate the vesting or exercisability of an Award; and

(g) modify or amend each Award, subject to the Participant’s consent if such modification or amendment would adversely change the terms of such Award.

The Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise take any action that may be necessary or desirable to facilitate the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.

To the extent permitted by Applicable Law and the Company’s governing documents, the Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

Section 3. Shares Subject to the Plan.

(a)  Shares Subject to the Plan. Subject to adjustment as provided in Section 3(b) and Section 3(d) of the Plan, the maximum number of Shares that may be issued in respect of Awards under the Plan is 500,000 Shares (the “Plan Limit”). Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury shares. Any Shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of Shares available for delivery under the Plan.

(b)  Effect of the Expiration or Termination of Awards. If and to the extent that an Option or a Stock Appreciation Right expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Award will again become available for grant under the Plan. Similarly, if and to the extent an Award of Restricted Stock or Restricted Stock Units is canceled or forfeited for any reason, the Shares subject to that Award will again become available for grant under the Plan.

(c) Shares Withheld in Satisfaction of Taxes or Exercise Price. Shares withheld following the Effective Date in settlement of a tax withholding obligation associated with an Award or in satisfaction of the exercise price payable upon exercise of an option will not again become available for grant under the Plan.

(d)  Other Adjustment. In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends) to stockholders of the Company, or other similar corporate event or transaction affecting the Shares, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall, in such manner as it deems equitable, substitute or adjust, in its sole discretion, the number and kind of shares that may be issued under the Plan or under any outstanding Awards, the number and kind of shares subject to outstanding Awards, the exercise price, grant price or purchase price applicable to outstanding Awards, and/or any other affected terms and conditions of this Plan or outstanding Awards.

(e) Change in Control. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

(i) cause any or all outstanding Awards to become vested and immediately exercisable (as applicable), in whole or in part;

(ii) cause any outstanding Option or Stock Appreciation Right to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option or Stock Appreciation Right upon closing of the Change in Control;

(iii) cancel any Award in exchange for a substitute award;

(iv) redeem any Restricted Stock or Restricted Stock Unit for cash and/or other substitute consideration with value equal to the Fair Market Value of an unrestricted Share on the date of the Change in Control; and/or

(v) cancel any Option or Stock Appreciation Right in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that Option or Stock Appreciation Right, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option or the base price of the Stock Appreciation Right; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option or the base price of any such Stock Appreciation Right, the Committee may cancel that Option or Stock Appreciation Right without any payment of consideration therefor.

In the discretion of the Committee, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control.

Section 4.  Eligibility. Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan.

Section 5.  Options. Options granted under the Plan are Non-Qualified Stock Options.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(a) Option Price. The exercise price per Share under an Option will be determined by the Committee and will not be less than 100% of the Fair Market Value of a Share on the date of the grant.

(b) Option Term. The term of each Option will be fixed by the Committee, but no Option will be exercisable more than 10 years after the date the Option is granted. No Option may be exercised by any Person after expiration of the term of the Option.

(c)  Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Committee. Such terms and conditions may include the continued employment or service of the Participant, the attainment of specified individual or corporate performance goals, or such other factors as the Committee may determine in its sole discretion (the “Vesting Conditions”).

(d) Method of Exercise. Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c) and the termination provisions of Section 7, Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Committee may accept. The Committee may, in its sole discretion, permit payment of the exercise price of an Option in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised or by means of a “net settlement,” whereby the Option exercise price will not be due in cash and where the number of Shares issued upon such exercise will be equal to: (A) the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current Fair Market Value per Share over (b) the Option exercise price, divided by (B) the then current Fair Market Value per Share.

An Option will not confer upon the Participant any of the rights or privileges of a stockholder in the Company unless and until the Participant is issued Shares following Participant’s exercise of the Option.

(e) Termination of Service. Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

Section 6.  Stock Appreciation Right. Subject to the other terms of the Plan, the Committee may grant Stock Appreciation Rights to eligible individuals. Each Stock Appreciation Right shall represent the right to receive, upon exercise, an amount equal to the number of Shares subject to the Award that is being exercised multiplied by the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) the base price specified in the applicable Award Agreement. Unless otherwise provided in an Award Agreement, distributions may be made in cash, Shares, or a combination of both, at the discretion of the Committee. The Award Agreement evidencing each Stock Appreciation Right shall indicate the base price, the term and the Vesting Conditions for such Award. A Stock Appreciation Right base price may never be less than the Fair Market Value of the underlying common stock of the Company on the date of grant of such Stock Appreciation Right. The term of each Stock Appreciation Right will be fixed by the Committee, but no Stock Appreciation Right will be exercisable more than 10 years after the date the Stock Appreciation Right is granted. Subject to the terms and conditions of the applicable Award Agreement, Stock Appreciation Rights may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the portion of the Award to be exercised. Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Stock Appreciation Rights will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

Section 7.  Termination of Service. Unless otherwise specified with respect to a particular Option or Stock Appreciation Right in the applicable Award Agreement or otherwise determined by the Committee, any portion of an Option or Stock Appreciation Right that is not exercisable upon termination of service will expire immediately and automatically upon such termination and any portion of an Option or Stock Appreciation Right that is exercisable upon termination of service will expire on the date it ceases to be exercisable in accordance with this Section 7.

(a) Termination by Reason of Death. If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of his or her death or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

(b) Termination by Reason of Disability. If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant or his or her personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

(c) Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause: (i) any Option or Stock Appreciation Right, or portion thereof, not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d) Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

Section 8.  Restricted Stock.

(a) Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Committee will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards. The purchase price for Restricted Stock may, but need not, be zero.

(b) Certificates. Upon the Award of Restricted Stock, the Committee may direct that a certificate or certificates representing the number of Shares subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s), if any, representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period. If physical certificates are issued, they will be held in escrow by the Company or its designee during the Restriction Period. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c) Restrictions and Conditions. The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(i) During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Committee (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Committee may condition the lapse of restrictions on Restricted Stock upon one or more Vesting Conditions.

(ii) While any Share of Restricted Stock remains subject to restriction, the Participant will have, with respect to the Restricted Stock, the right to vote the Shares. If any cash distributions or dividends are payable with respect to the Restricted Stock, the Committee, in its sole discretion, may require the cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Committee so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan. A Participant shall not be entitled to interest with respect to any dividends or distributions subjected to the Restriction Period. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii) Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company and its Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant’s Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.

Section 9.  Restricted Stock Units. Subject to the other terms of the Plan, the Committee may grant Restricted Stock Units to eligible individuals and may impose one or more Vesting Conditions on such units. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in Shares. All other terms governing Restricted Stock Units, such as Vesting Conditions, time and form of payment and termination of units shall be set forth in the applicable Award Agreement. The Participant shall not have any stockholder rights with respect to the Shares subject to a Restricted Stock Unit Award until that Award vests and the Shares are actually issued thereunder. Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company terminates prior to the Restricted Stock Unit Award vesting in full, any portion of the Participant’s Restricted Stock Units that then remain subject to forfeiture will then be forfeited automatically.

Section 10.  Other Stock Based Awards. Subject to the other terms of the Plan, the Committee may grant Other Stock Based Awards (including Awards to receive unrestricted Shares or immediate cash payments) to eligible individuals. The Award Agreement evidencing an Other Stock Based Award shall set forth the terms and conditions of such Other Stock Based Award, including, as applicable, the term, any exercise or purchase price, performance goals, Vesting Conditions and other terms and conditions. Payment in respect of an Other Stock Based Award may be made in cash, Shares, or a combination of cash and Shares, as determined by the Committee.

Section 11.  Amendments and Termination. Subject to any stockholder approval that may be required under Applicable Law, the Plan may be amended or terminated at any time or from time to time by the Board. Notwithstanding the foregoing, no amendment may be made which would adversely change the terms of an outstanding Award, without that Participant’s consent.

Section 12. Prohibition on Repricing Programs. Neither the Committee nor the Board shall (i) implement any cancellation/re-grant program pursuant to which outstanding Options or Stock Appreciation Rights under the Plan are cancelled and new Options or Stock Appreciation Rights are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding Options or Stock Appreciation Rights under the Plan with exercise prices or base prices per share in excess of the then current Fair Market Value per Share for consideration payable in equity securities of the Company or (iii) otherwise directly reduce the exercise price or base price in effect for outstanding Options or Stock Appreciation Rights under the Plan, without in each such instance obtaining stockholder approval.

Section 13. Conditions Upon Grant of Awards and Issuance of Shares.

(a) The implementation of the Plan, the grant of any Award and the issuance of Shares in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the Shares issuable pursuant to those Awards.

(b) No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Applicable Law.

Section 14. Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant other than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

Section 15. Withholding of Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. To the extent authorized by the Committee, the required tax withholding may be satisfied by the withholding of Shares subject to the Award based on the Fair Market Value of such Shares on the date of withholding, but in any case not in excess of the amount determined based on the maximum statutory tax rate in the applicable jurisdiction. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

Section 16. General Provisions.

(a) The Committee may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Committee believes are appropriate.

(b) The Awards shall be subject to the Company’s stock ownership policies, as in effect from time to time.

(c) All certificates for Shares or other securities delivered under the Plan, if any, will be subject to such share-transfer orders and other restrictions as the Board or the Committee may deem advisable under the rules, regulations and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other Applicable Law, and the Board or the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d) Nothing contained in the Plan will prevent the Board or the Committee from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

(e) Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee or other service provider of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment or engagement of any of its employees or other service providers at any time.

(f) The Awards (whether vested or unvested) shall be subject to rescission, cancellation or recoupment, in whole or in part, under any current or future “clawback” or similar policy of the Company that is applicable to the Participant. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement.

Section 17. Effective Date of Plan. The Plan will become effective upon its approval by the stockholders of the Company (the “Effective Date”).

Section 18. Term of Plan. Unless the Plan shall have been previously terminated in accordance with Section 11, the Plan shall terminate on the 10-year anniversary of the Effective Date, and no Awards under the Plan shall be granted after such termination.

Section 19. Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any Applicable Law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

Section 20. Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of California, without regard to the application of the principles of conflicts of laws.

Section 21. Notices. Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its Chief Financial Officer (or such other Person as the Company may designate in writing from time to time) and, if to a Participant, to the address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail.

UNICO AMERICAN CORPORATION
ATTN: MICHAEL BUDNITSKY
26050 MUREAU ROAD
CALABASAS, CA 91302-3171

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/26/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/UNAM2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/26/2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) GERARD J. ALTONJI 02) ERWIN CHELDIN 03) JOHN B. KEEFE, SR. 04) JOYCELYN M. RAY 05) STEVEN L. SHEA
06) JEFFREY M. TUDER

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. ADOPTION OF THE COMPANY'S 2021 EQUITY INCENTIVE PLAN.	☐	☐	☐

NOTE: IN ACCORDANCE WITH THEIR BEST JUDGMENT, with respect to any other matters which may properly come before the meeting and any adjournment or adjournments thereof.

Please date and sign exactly as your name or names appear herein. If more than one owner, all should sign. When signing as attorney, executor, administrator, trustee, or guardian, give your full title as such. If the signatory is a corporation or partnership, sign the full corporate or partnership name by its duly authorized officer or partner.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000513858_1 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com

The undersigned hereby constitutes and appoints MICHAEL BUDNITSKY and DONNY J. ESPARZA, and either of them, with full power of substitution, the proxies of the undersigned to represent the undersigned and vote all shares of common stock of UNICO AMERICAN CORPORATION (the "Company"), which the undersigned would be entitled to vote via remote communication, on May 27, 2021, at 2:00 p.m. local time and at any adjournments thereof, with respect to the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. When this proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the choices specified herein. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR PROPOSAL 2.

0000513858_2 R1.0.0.177

Continued and to be signed on reverse side